UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2021

Caribou Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40631	45-3728228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2929 7th Street, Suite 105

Berkeley, California 94710

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 982-6030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CRBU	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02 Unregistered Sales of Equity Securities.

On July 27, 2021, Caribou Biosciences, Inc. (the “Company”) issued 26,234,654 shares of its common stock, par value $0.0001 per share (“Common Stock”), upon the conversion (the “Conversion”) of all outstanding shares of its Series A, A-1, B, and C convertible preferred stock (collectively, the “Preferred Stock”). Conversion of the Preferred Stock into shares of Common Stock occurred automatically immediately prior to the closing of the Company’s initial public offering (the “Offering”). The shares of Common Stock issued in the Conversion were issued in reliance on the exemptions contained in Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreements

On July 27, 2021, the Company entered into amended and restated employment agreements (the “A&R Employment Agreements”) with Rachel E. Haurwitz, Ph.D., the Company’s President and Chief Executive Officer, Steven B. Kanner, Ph.D., the Company’s Chief Scientific Officer, Barbara G. McClung, the Company’s Chief Legal Officer and Corporate Secretary, and Jason V. O’Byrne, the Company’s Chief Financial Officer.

A description of the A&R Employment Agreements is set forth in the final prospectus filed by the Company with the U.S. Securities and Exchange Commission on July 23, 2021 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Company’s Registration Statement on Form S-1, as amended (File No. 333- 257604) and its Registration Statement on Form S-1 (File No. 333- 258105) (the “Prospectus”) in the section titled “Executive and Director Compensation.”

Copies of the A&R Employment Agreements are filed herewith as Exhibits 10.1, 10.2, 10.3, and 10.4 and are incorporated herein by reference.

2021 Equity Incentive Plan

Effective as of July 22, 2021, the Company adopted the 2021 Equity Incentive Plan (the “2021 Plan”). A description of the 2021 Plan is set forth in the section of the Prospectus titled “Executive and Director Compensation.”

A copy of the 2021 Plan is filed herewith as Exhibit 10.5 and is incorporated herein by reference.

2021 Employee Stock Purchase Plan

Effective as of July 22, 2021, the Company adopted the 2021 Employee Stock Purchase Plan (the “2021 ESPP”). A description of the 2021 ESPP is set forth in the section of the Prospectus titled “Executive and Director Compensation.”

A copy of the 2021 ESPP is filed herewith as Exhibit 10.6 and is incorporated herein by reference.

Resignation of Director

Effective as of July 27, 2021, Mr. Jeffrey Long-McGie resigned from the Company’s board of directors in connection with the closing of the Offering. Mr. Long-McGie’s decision to resign as a director was previously announced in the Prospectus and was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

On July 26, 2021, the Company filed an amended and restated certificate of incorporation (the “A&R Certificate”) with the Delaware Secretary of State, which became effective on July 27, 2021. A description of the A&R Certificate is set forth in the section of the Prospectus titled “Description of Capital Stock.”

A copy of the A&R Certificate is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Amended and Restated Bylaws

Effective as of July 27, 2021, the Company adopted amended and restated bylaws (the “A&R Bylaws”). A description of the A&R Bylaws is set forth in the section of the Prospectus titled “Description of Capital Stock.”

A copy of the A&R Bylaws is filed herewith as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01 Other Events.

On July 27, 2021, the Company completed the Offering. The Company sold 19,000,000 shares of Common Stock at a price to the public of $16.00 per share. The gross proceeds to the Company from the Offering were $304.0 million, before deducting underwriting discounts and commissions and offering expenses payable by the Company. The Company has granted the underwriters a 30-day option to purchase up to an additional 2,850,000 shares of Common Stock at the initial public offering price, less the underwriting discounts and commissions.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Caribou Biosciences, Inc.

3.2	Amended and Restated Bylaws of Caribou Biosciences, Inc.

10.1	Officer Employment Agreement, dated July 27, 2021, by and between the Registrant and Rachel E. Haurwitz, Ph.D.

10.2	Officer Employment Agreement, dated July 27, 2021, by and between the Registrant and Steven B. Kanner, Ph.D.

10.3	Officer Employment Agreement, dated July 27, 2021, by and between the Registrant and Barbara G. McClung, J.D.

10.4	Officer Employment Agreement, dated July 27, 2021, by and between the Registrant and Jason V. O’Byrne, M.B.A.

10.5	2021 Equity Incentive Plan of the Registrant (incorporated by reference to Exhibit 99.6 to the Company’s registration statement on Form S-8 (File No. 333-258173) filed with the Commission on July 26, 2021).

10.6	2021 Employee Stock Purchase Plan of the Registrant (incorporated by reference to Exhibit 99.7 to the Company’s registration statement on Form S-8 (File No. 333-258173) filed with the Commission on July 26, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARIBOU BIOSCIENCES, INC.

Date: July 28, 2021	By:	/s/ Rachel E. Haurwitz
Rachel E. Haurwitz President and Chief Executive Officer